FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT to Credit Agreement (“First Amendment”), is made and entered into this 27th day of December, 2007, by and between GUARANTY BANK, a state chartered trust company with banking powers (“Lender”) and DECORIZE, INC., a Delaware corporation, GUILDMASTER, INC., a Missouri corporation, and FAITH WALK DESIGNS, INC., a Missouri corporation (each individually and collectively, the “Borrower”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, Lender and Borrower do hereby amend the provisions of the Credit Agreement entered into between these parties effective October 19, 2007 (“Credit Agreement”), as follows:

Section 1.11 is hereby deleted in its entirety and replaced with the following:

1.11 “Cash Flow” means operating income or operating loss as reported to the United States Securities and Exchange Commission in Form 10-Q or Form 10-K plus depreciation expense deducted in arriving and operating income or operating loss for the relevant period.

Section 2.8 is hereby deleted in its entirety and replaced with the following:

2.8  Prime Margin. Commencing on the date of this First Amendment and continuing through the date of Lender’s receipt of the Compliance Certificate for the fiscal quarter ending on March 31, 2008, the Prime Margin shall be 2.0%. Commencing on the first Business Day following the Lender’s receipt of the Compliance Certificate for the fiscal quarter ending on March 31, 2008 and each subsequent quarterly Compliance Certificate, the Prime Margin shall be determined as follows:

Pricing Table
If Borrower’s Cash Flow for the trailing 4 fiscal quarters is:	The Prime Margin is:
Greater than $1,000,000	0.00%
$750,001 to $1,000,000	0.50%
$500,001 to $750,000	1.00%
$250,001 to $500,000	1.50%
$1 to $250,000	2.00%
$0 or Less	2.50%

The applicable Prime Margin shall be re-determined by Lender promptly after each delivery by Borrower to Lender of Borrower’s Financial Statements (and accompanying Compliance Certificate) as required herein, and will become applicable on the first Business Day following Lender’s receipt of the applicable Compliance Certificate.

Section 6.1.W.(1) is hereby deleted in its entirety and replaced with the following:

6.1.W.(1) Minimum Fixed Charge Coverage Ratio. Commencing with the four quarters ending June 30, 2008, the ratio of Borrower’s trailing four-quarter Cash Flow to Borrower’s Fixed Charges for each four-quarter period then ended during the remaining term of this Agreement, shall not be less than 1.0.

Section 6.1.W.(2) is hereby deleted in its entirety.

Lender does hereby waive receipt of the Deposit Account Control Agreement referenced in Section 3.1.J of the Agreement as a Condition Precedent to closing and disbursement of funds.

Borrower hereby agrees to pay a One Thousand Five Hundred ($1,500.00) amendment fee on or before December 31, 2007.

All other terms and conditions of the Agreement, not specifically amended, modified, or deleted by this First Amendment, and not inconsistent herewith, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed by an authorized representative effective on the date recited above.

LENDER: GUARANTY BANK, a state chartered trust company with banking powers

By	/s/ Douglas W. Thornsberry
Name: Douglas W. Thornsberry Title: SVP

BORROWER: DECORIZE, INC., a Delaware corporation

By	/s/ Steve Crowder
Name: Steve Crowder Title: President

GUILDMASTER, INC., a Missouri corporation

By	/s/ Steve Crowder
Name: Steve Crowder Title: President

FAITH WALK DESIGNS, INC., a Missouri corporation

By	/s/ Steve Crowder
Name: Steve Crowder Title: President